Exhibit 3.14

ARTICLES OF INCORPORATION

OF

AFTER HOURS PEDIATRIC PRACTICES, INC.

The undersigned, pursuant to Florida Statues, Chapter 607 does hereby adopt and sign the following Articles of Incorporation.

FIRST: The name of the corporation (hereinafter called the “Corporation”) is AFTER HOURS PEDIATRIC PRACTICES, INC.

SECOND: The principal place of business and mailing address of the Corporation shall be 320 West Kennedy Boulevard, Suite 700, Tampa; Florida 33606.

THIRD: The duration of the corporation is to be perpetual.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (1;000):

FIFTH: The nature of the business or purpose to be conducted or promoted is to engage in any lawful activity for which corporations may be organized under the Florida 1989 Business Corporation Act:

SIXTH: A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided, however, that this Article SIXTH shall not eliminate or limit the liability of a Director, except to the extent permitted by applicable law, (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the Florida 1989 Business Corporation Act as the same mow exists or may hereafter be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

SEVENTH: The Corporation’s registered agent shall be as follows:

Corporation Service Company

1201 Hays Street

Tallahassee, Florida 32301

EIGHTH: The name and address of the Incorporator is: John R. Stair, 1900 Winston Road, Suite 300, Knoxville, Tennessee 37919.

Signed on the 1st day of November, 2001

/s/ John R. Stair
John R. Stair, Incorporator

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

AFTER HOURS PEDIATRIC PRACTICES, INC. DATED MAY 1, 2003

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF

AFTER HOURS PEDIATRIC PRACTICES, INC.

The undersigned corporation, in accordance with the Florida Business Corporation Act and its Bylaws, hereby adopts the following Articles of Amendment:

1. The name of the corporation is After Hours Pediatric Practices, Inc.

2. The First Article of the corporation’s Articles of Incorporation is hereby amended in its entirety so as to read, after amendment, as follows:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is After Hours Pediatrics, Inc.

3. This Amendment has been adopted by the unanimous written action of all of the Directors and Shareholders of the corporation dated as of the 1st day of May, 2003.

IN WITNESS WHEREOF, the undersigned has executed and signed these Articles of Amendment on behalf of the corporation this 1st day of May, 2003.

After Hours Pediatric Practices, Inc.

By:	/s/ H. Lynn Massingale
H. Lynn Massingale, M.D.
Its:	President